EXHIBIT 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial
Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, David A. Spina, Chief Executive Officer of State Street Corporation, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of State Street Corporation, and, except as corrected or supplemented in a subsequent covered report:

        no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

        no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with the Examining and Audit Committee of the Board of Directors of State Street Corporation.

(3)  In this statement under oath, each of the following is a "covered report":

        State Street Corporation’s most recent Annual Report on Form 10-K filed with the Commission on   February 22, 2002;

        State Street Corporation’s Definitive Proxy Materials on Form DEF 14A filed with the Commission on March 11, 2002;

        State Street Corporation’s Form 8-K filed with the Commission on March 12, 2002;

        State Street Corporation’s Form 8-K filed with the Commission on April 30, 2002;

        State Street Corporation’s Form 10-Q filed with the Commission on May 3, 2002;

        State Street Corporation’s Form 10-Q filed with the Commission on August 2, 2002;

        any amendments to any of the foregoing.

/s/David A. Spina	Subscribed and sworn to before me this 1st day of August 2002.

David A. Spina	/s/Roberta Galvin
August 1, 2002	My Commission Expires: April 19, 2007